Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215288
PROSPECTUS SUPPLEMENT NO. 6
(to Prospectus dated May 9, 2017)
Vistra Energy Corp.
168,779,076 Shares of Common Stock
____________________
This prospectus supplement supplements the prospectus dated May 9, 2017 (as supplemented to date, the Prospectus), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-215288). This prospectus supplement is being filed to update and supplement the information in the Prospectus with information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 17, 2017 (the Current Report). Accordingly, we have attached the Current Report to this prospectus supplement.
The Prospectus and this prospectus supplement relate solely to 168,779,076 shares of Vistra Energy Corp. common stock, par value $.01 per share, which we refer to as our common stock or the Vistra Energy common stock, which may be offered for resale from time to time by the stockholders named under the heading “Principal and Selling Stockholders” in the Prospectus, whom we refer to as the selling stockholders. The shares of our common stock offered under the Prospectus, as supplemented by this prospectus supplement, may be resold by the selling stockholders at fixed prices, prevailing market prices at the times of sale, prices related to such prevailing market prices, varying prices determined at the times of sale or negotiated prices and, accordingly, we cannot determine the price or prices at which shares of our common stock may be resold. The shares of our common stock offered by the Prospectus and this prospectus supplement may be resold by the selling stockholders directly to investors or to or through underwriters, dealers or other agents, as described in more detail in the Prospectus. For more information, see the section entitled “Plan of Distribution” in the Prospectus. We do not know if, when or in what amounts a selling stockholder may offer shares of our common stock for resale. The selling stockholders may resell all, some or none of the shares of our common stock offered by the Prospectus, as supplemented by this prospectus supplement, in one or multiple transactions.
This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “VST.” On August 16, 2017, the closing sales price of our common stock as reported on the NYSE was $17.66 per share.
____________________
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the information referred to under the heading “Risk Factors” beginning on page 21 of the Prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
____________________
The date of this prospectus supplement is August 17, 2017.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

VISTRA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 17, 2017 (the “Effective Date”), Vistra Operations Company LLC (“Vistra Operations”), an indirect wholly owned subsidiary of Vistra Energy Corp. (the “Company”), entered into an amendment (the “Repricing Amendment”) to that certain Credit Agreement, dated as of October 3, 2016 (as amended from time to time, the “Credit Facilities”), among Vistra Operations, as Borrower, and Deutsche Bank AG New York Branch, as Administrative and Collateral Agent, and the other parties named therein. As a result of the Repricing Amendment, the interest rate on the outstanding $995 million 2016 Incremental Term Loans (as defined in the Credit Facilities) was reduced and, effective as of the Effective Date, bears interest at a rate equal to, at Vistra Operations’ option, either LIBOR (subject to a LIBOR floor of 0.75%) plus an applicable margin of 2.75% or a base rate plus an applicable margin of 1.75%. The 2016 Incremental Term Loans are prepayable at any time without premium or penalty; provided that there will be a 1.00% pre-payment premium in connection with any repricing of such term loans that reduces the interest rate prior to February 17, 2018. The Repricing Amendment did not change the interest rate on the (i) outstanding $2.836 billion Initial Term Loans, (ii) outstanding $650 million Initial Term C Loans and (iii) Revolving Credit Loans (each as defined in the Credit Facilities). The Initial Term Loans, Initial Term C Loans and Revolving Credit Loans will continue to bear interest at a rate equal to, at Vistra Operations’ option, either LIBOR (in the case of the Initial Term Loans and Initial Term C Loans, subject to a LIBOR floor of 0.75%) plus an applicable margin of 2.75% or a base rate plus an applicable margin of 1.75%.

No additional debt was incurred, or any proceeds received, by Vistra Operations in connection with the Repricing Amendment. As a result of the Repricing Amendment, Vistra Operations expects that its annual interest expense with respect to the Credit Facilities will decrease by approximately $5 million (on a pre-tax basis and excluding fees and expenses of approximately $2 million incurred in connection with the Repricing Amendment).

A copy of the Repricing Amendment is included as Exhibit No. 10.1 to this Current Report and is incorporated herein by reference. The above description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Fourth Amendment to Credit Agreement, dated as of August 17, 2017 (effective August 17, 2017), by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: August 17, 2017	/s/ Terry L. Nutt
	Name:	Terry L. Nutt
	Title:	Senior Vice President & Controller

Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is dated as of August 17, 2017 (this “Fourth Amendment”), and entered into by and among Vistra Operations Company LLC (formerly known as TEX Operations Company LLC), a Delaware limited liability company (the “Borrower”), Vistra Intermediate Company LLC (formerly known as TEX Intermediate Company LLC), a Delaware limited liability company (“Holdings”), the other Credit Parties (as defined in the Credit Agreement referred to below) party hereto, the Lenders party hereto and Deutsche Bank AG New York Branch, as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to (i) the Credit Agreement, dated as of October 3, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the Fourth Amendment Effective Date referred to below, the “Credit Agreement”), among Holdings, the Borrower, the Lenders and Letter of Credit Issuers party thereto, the Administrative Agent, the Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement) and (ii) the Incremental Amendment, dated as of December 14, 2016, among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the other parties named therein (the “2016 Incremental Amendment”); and
WHEREAS, pursuant to Sections 13.1 and 13.7 of the Credit Agreement, the Borrower and certain of the Lenders party hereto constituting no less than (x) all of the Lenders directly and adversely affected by the terms of this Fourth Amendment and the transactions contemplated hereby and (y) the Required Lenders (determined immediately prior to giving effect to this Fourth Amendment) agree to a decrease of the interest rate margins and interest rate floors applicable to the 2016 Incremental Term Loans under the Credit Agreement and certain related amendments as set forth herein, in each case subject to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
A.Amendments to Credit Agreement. On the Fourth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)The definition of “Applicable ABR Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable ABR Margin” shall mean at any date: (a) in the case of each ABR Loan that is an Initial Term Loan, (i) at any date prior to the Second Amendment Effective Date, 3.00% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 1.75% per annum, (b) in the case of each ABR Loan that is an Initial Term C Loan, (i) at any date prior to the Second Amendment Effective Date, 3.00% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 1.75% per annum, (c) in the case of each ABR Loan that is a 2016 Incremental Term Loan, (i) at any date prior to the Fourth Amendment Effective Date, 2.25% per annum, and (ii) at any date on and after the Fourth Amendment Effective Date, 1.75% per annum, and (d) in the case of each ABR Loan that is a Revolving Credit Loan, (i) at any date prior to the Second Amendment Effective Date, 2.25% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 1.75 % per annum.
(ii)The definition of “Applicable LIBOR Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable LIBOR Margin” shall mean at any date: (a) in the case of each LIBOR Loan that is an Initial Term Loan, (i) at any date prior to the Second Amendment Effective Date, 4.00% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 2.75% per annum, (b) in the case of each LIBOR Loan that is an Initial Term C Loan, (i) at any date prior to the Second Amendment Effective Date, 4.00% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 2.75% per annum, (c) in the case of each LIBOR Loan that is a 2016 Incremental Term Loan, (i) at any date prior to the Fourth Amendment Effective Date, 3.25% per annum, and (ii) at any date on and after the Fourth Amendment Effective Date, 2.75% per annum, and (d) in the case of each LIBOR Loan that is a Revolving Credit Loan, (i) at any date prior to the Second Amendment Effective Date, 3.25% per annum, and (ii) at any date on and after the Second Amendment Effective Date, 2.75% per annum.
(iii)The definition of “Joint Lead Arrangers” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Joint Lead Arrangers” shall mean (a) Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, UBS Securities LLC and Natixis, New York Branch, as joint lead arrangers and joint bookrunners for the Lenders under this Agreement and the other Credit Documents with respect to the Initial Credit Facilities made available on the Closing Date, (b) Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, RBC Capital Markets, LLC, UBS Securities LLC and Natixis, New York Branch, as joint lead arrangers and joint bookrunners for the Lenders under the 2016 Incremental Amendment and with respect to the 2016 Incremental Term Loans contemplated thereby, and (c) Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, RBC Capital Markets, LLC, UBS Securities LLC and Natixis, New York Branch, as joint lead arrangers and joint bookrunners for the Lenders with respect to the Second Amendment, the Fourth Amendment, and in each case, the transactions contemplated thereby.
(iv)Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement, dated as of August 17, 2017, among Holdings, the Borrower, the Administrative Agent and the Lenders and other Credit Parties party thereto.
“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.
(v)Section A(4) of the 2016 Incremental Amendment is hereby amended by deleting the first paragraph of said Section in its entirety and inserting the following text in lieu thereof:

“In the event that, after the Fourth Amendment Effective Date and prior to the six month anniversary of the Fourth Amendment Effective Date, the Borrower (x) makes any prepayment or repayment of 2016 Incremental Term Loans in connection with any Repricing Transaction (as defined below) or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding 2016 Incremental Term Loans, (I) a prepayment premium of 1.00% of the principal amount of the 2016 Incremental Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable 2016 Incremental Term Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.”

B.Conditions Precedent. This Fourth Amendment shall become effective as of the first date (the “Fourth Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied (subject to the last sentence of this Section B):

1.The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (a) (i) the Borrower, (ii) each of the other Credit Parties, (iii) the Administrative Agent, (iv) each Lender holding 2016 Incremental Term Loans (other than a Fourth Amendment Non-Consenting Lender (as defined below)) and (v) any Person that acquires any 2016 Incremental Term Loans from any Fourth Amendment Non-Consenting Lender as contemplated by Section B(5) below (that together with each Person described in clause (iv) constitute all of the Lenders directly and adversely affected by the terms of this Fourth Amendment and the transactions contemplated hereby) and (b) the Required Lenders (determined immediately prior to giving effect to this Fourth Amendment).

2.The Borrower shall have (a) paid all fees and other amounts earned, due and payable to the Agents pursuant to that certain Engagement Letter, dated as of August 7, 2017 (the “Engagement Letter”), among the Borrower, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Royal Bank of Canada, UBS Securities LLC and Natixis Securities Americas LLC and (b) reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Fourth Amendment and any other out-of-pocket expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent as required to be paid or reimbursed pursuant to the Engagement Letter and the Credit Agreement.

3.The Administrative Agent shall have received (x) a certificate of good standing (or subsistence) with respect to each Credit Party from the Secretary of State (or similar official) of the State of such Credit Party’s organization, (y) a closing certificate executed by an Authorized Officer of the Borrower, dated the Fourth Amendment Effective Date, certifying as to the accuracy (with respect to clauses (i), (ii) and (iii) of Section C(2), in all material respects) of the matters set forth in Section C(2) of this Fourth Amendment and (z) a certificate executed by an Authorized Officer of the Borrower, dated the Fourth Amendment Effective Date, certifying as to the incumbency and specimen signature of each officer of a Credit Party executing this Fourth Amendment or any other document delivered in connection herewith on behalf of any Credit Party and attaching (A) a true and complete copy of the certificate of incorporation (or other applicable charter document) of each Credit Party, including all amendments thereto, as in effect on the Fourth Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above, (B) a true and complete copy of, or certifying that there have been no changes to, the by-laws (or other applicable operating agreements) of each Credit Party as in effect on the Fourth Amendment Effective Date and (C) a true and complete copy of resolutions duly adopted or written consents duly executed by the board of directors (or equivalent governing body or any committee thereof) of each Credit Party authorizing the execution, delivery and performance of this Fourth Amendment and the performance of the Credit Agreement (as amended by this Fourth Amendment) and the other Credit Documents and certifying that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect.

4.No Default or Event of Default shall have occurred and be continuing (both immediately before and immediately after giving effect to this Fourth Amendment and the transactions contemplated hereby).

5.(x) The 2016 Incremental Term Loans held by each 2016 Incremental Term Loan Lender that has not executed and delivered a counterpart of this Fourth Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York City time) on August 11, 2017 and constitutes a Non-Consenting Lender as contemplated by Section 13.7(b) of the Credit Agreement (each, a “Fourth Amendment Non-Consenting Lender”) shall have been assigned to an assignee Lender in accordance with Sections 13.6(b) and 13.7 of the Credit Agreement, (y) any fees, costs and any other expenses in connection with such assignment arising under Sections 2.11 and 13.6 of the Credit Agreement shall have been paid in full or, in the case of transfer fees payable in connection with an assignment, waived by the Administrative Agent (it being understood that the Administrative Agent has waived the right to receive any processing and recordation fee as provided in Section 13.6(b)(ii) of the Credit Agreement in connection with this Fourth

Amendment and the transactions contemplated hereby), and (z) all accrued and unpaid interest on all 2016 Incremental Term Loans of each Fourth Amendment Non-Consenting Lender shall have been paid in full by the assignee Lender to such Fourth Amendment Non-Consenting Lender in accordance with Section 13.7(b) of the Credit Agreement.

C.	Other Terms.

1.Terms Related to Replacement. The parties hereto agree that (i) the Interest Periods applicable to the outstanding 2016 Incremental Term Loans as of the Fourth Amendment Effective Date shall not be affected by this Fourth Amendment and (ii) the Borrower is exercising its rights under Section 13.7 of the Credit Agreement in connection with this Fourth Amendment to require any Fourth Amendment Non-Consenting Lender to assign all of its interests, rights and obligations under the Credit Documents to one or more assignees identified by the Borrower or the Administrative Agent, and the Administrative Agent shall coordinate the transfer of all such 2016 Incremental Term Loans of each such Fourth Amendment Non-Consenting Lender to the identified assignees, which transfers shall be effected in accordance with Section 13.6(b) of the Credit Agreement and shall be effective as of the Fourth Amendment Effective Date, and each assignee acquiring 2016 Incremental Term Loans in connection with such transfers shall have provided a signature page to this Fourth Amendment consenting hereto with respect to such acquired 2016 Incremental Term Loans.

2.Credit Party Certifications. By execution of this Fourth Amendment, each of the undersigned hereby certifies, on behalf of the applicable Credit Party and not in his/her individual capacity, that as of the Fourth Amendment Effective Date:

(i)each Credit Party has the corporate or other organizational power and authority to execute and deliver this Fourth Amendment and carry out the terms and provisions of this Fourth Amendment and the Credit Agreement (as modified hereby) and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Fourth Amendment and performance of this Fourth Amendment and the Credit Agreement (as modified hereby);

(ii)each Credit Party has duly executed and delivered this Fourth Amendment and each of this Fourth Amendment and the Credit Agreement (as modified hereby) constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the Uniform Commercial Code);

(iii)none of the execution and delivery by any Credit Party of this Fourth Amendment, the performance by any Credit Party of this Fourth Amendment and the Credit Agreement (as modified hereby) or the compliance with the terms and provisions hereof or thereof or the consummation of the transactions contemplated hereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws) other than any contravention which would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents, Permitted Liens or Liens subject to an intercreditor agreement permitted hereby or the Collateral Trust Agreement) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of any Credit Party;

(iv)the representations and warranties contained in the Credit Agreement (as modified hereby) and the other Credit Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date (both before and after giving effect thereto) to the same extent as though made on and as of the Fourth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(v)no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

3.Amendment, Modification and Waiver. This Fourth Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and in accordance with the provisions of Section 13.1 of the Credit Agreement.

4.Entire Agreement. This Fourth Amendment, the Credit Agreement (as modified hereby) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

5.GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.Severability. Any term or provision of this Fourth Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Fourth Amendment or affecting the validity or enforceability of any of the terms or provisions of this Fourth Amendment in any other jurisdiction. If any provision of this Fourth Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

7.Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of a counterpart to this Fourth Amendment by electronic means shall be as effective as delivery of an original counterpart hereof.

8.Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(i)
submits for itself and its property in any legal action or proceeding relating to this Fourth Amendment and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii)
consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at such address of which the Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(v)
subject to the last paragraph of Section 13.5 of the Credit Agreement, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section C(8) any special, exemplary, punitive or consequential damages; and

(vi)	agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FOURTH AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.Reaffirmation. By executing and delivering a counterpart hereof, (i) each Credit Party hereby agrees that, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment, all Obligations of the Borrower shall be guaranteed pursuant to the Guarantee in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof; (ii) each Credit Party hereby (A) agrees that, notwithstanding the effectiveness of this Fourth Amendment, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment, the Security Documents continue to be in full force and effect, (B) agrees as of the Fourth Amendment Effective Date that all of the Liens and security interests created and arising under each Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations under the Credit Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Credit Documents (as amended by this Fourth Amendment) and (C) as of the Fourth Amendment Effective Date affirms and confirms all of its obligations and liabilities under the Credit Agreement (as modified hereby) and each other Credit Document (including this Fourth Amendment), in each case after giving effect to this Fourth Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents to secure such Obligations, all as provided in the Security Documents, and acknowledges and agrees that as of the Fourth Amendment Effective Date such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement (as modified hereby) and the other Credit Documents, in each case after giving effect to this Fourth Amendment; and (iii) each Guarantor agrees that nothing in the Credit Agreement, this Fourth Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

11.Assignments. The Borrower and the Administrative Agent hereby consent to each assignment of 2016 Incremental Term Loans made by any Fourth Amendment Non-Consenting Lender or Joint Lead Arranger (or Affiliate thereof) to any assignee in connection with the replacement of any Fourth Amendment Non-Consenting Lender (to the extent the applicable assignee has been identified on a list approved by the Borrower on or prior to the date of allocation of the 2016 Incremental Term Loans to such assignee).

12.Miscellaneous. This Fourth Amendment shall constitute a Credit Document for all purposes of the Credit Agreement (as modified hereby) and the other Credit Documents. The provisions of this Fourth Amendment are deemed incorporated as of the Fourth Amendment Effective Date into the Credit Agreement as if fully set forth therein. Except as specifically amended by this Amendment, (i) the Credit Agreement and the other Credit Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Fourth Amendment as of the date first set forth above.
VISTRA OPERATIONS COMPANY LLC, as Borrower

By: /s/ David D. Faranetta
Name: David D. Faranetta
Title: Senior Vice President and Treasurer

VISTRA INTERMEDIATE COMPANY LLC, as Holdings

By: /s/ David D. Faranetta
Name: David D. Faranetta
Title: Senior Vice President and Treasurer

BIG BROWN POWER COMPANY LLC
BRIGHTEN ENERGY LLC
COMANCHE PEAK POWER COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.
FORNEY PIPELINE, LLC
GENERATION SVC COMPANY
LA FRONTERA HOLDINGS, LLC
LONE STAR ENERGY COMPANY, INC.
LONE STAR PIPELINE COMPANY, INC.
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY LLC
LUMINANT GENERATION COMPANY LLC
LUMINANT MINING COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
SANDOW POWER COMPANY LLC
SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
TEXAS ELECTRIC SERVICE COMPANY, INC.
TEXAS ENERGY INDUSTRIES COMPANY, INC.
TEXAS POWER & LIGHT COMPANY, INC.
TEXAS UTILITIES COMPANY, INC.
TEXAS UTILITIES ELECTRIC COMPANY, INC.
TXU ELECTRIC COMPANY, INC.
TXU ENERGY RETAIL COMPANY LLC
TXU RETAIL SERVICES COMPANY
UPTON COUNTY SOLAR 2, LLC
VALUE BASED BRANDS LLC
VISTRA ASSET COMPANY LLC
VISTRA CORPORATE SERVICES COMPANY
VISTRA EP PROPERTIES COMPANY
VISTRA FINANCE CORP.
VISTRA PREFERRED INC., as Subsidiary Guarantors

By: /s/ David D. Faranetta
Name: David D. Faranetta
Title: Senior Vice President and Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By: /s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By: /s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director